UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 27, 2026
Date of Report (date of earliest event reported)

LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(ZipCode)
(908) 842-0100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSTA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events.
On January 23, 2026, Lisata Therapeutics, Inc. (the “Company”) and Qilu Pharmaceutical Co., Ltd. (“Qilu”) entered into a Mutual Termination Agreement (the “Termination Agreement”) relating to the Exclusive License and Collaboration Agreement between the Company (formerly Cend Therapeutics, Inc.) and Qilu, relating to the research, development and commercialization of certepetide (formerly known as CEND-1), dated February 11, 2021, as amended on April 26, 2021, and further amended by the Side Letter Agreement, dated November 10, 2023 (collectively the “License and Collaboration Agreement”).
Previously, the Company and Qilu entered into the License and Collaboration Agreement, pursuant to which the Company granted Qilu a royalty-bearing exclusive license for the research, development and commercialization of certepetide in the Greater China territory (including Mainland China, Hong Kong, Macau, and Taiwan). Pursuant to the License and Collaboration Agreement, the Company was eligible to receive up to $200 million in development and commercial milestone payments and royalties ranging from 10% to 15% on licensed product sales.
Pursuant to the Termination Agreement, the License and Collaboration Agreement is terminated, effective as of January 23, 2026, and is no longer in effect, except that the termination does not relieve the parties from obligations under the License and Collaboration Agreement that accrued prior to the termination and certain other provisions expressly indicated to survive the termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LISATA THERAPEUTICS, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President & Chief Executive Officer
Dated: January 27, 2026